Exhibit 10.16

Keller & Hosp AG | Am Mittleren Moos 53 | 86167 Augsburg

Otsaw Swisslog Healthcare Robotics GmbH

Zu Händen: Stefan Senser

Bürgermeister-Wegele-Straße 12

86167 Augsburg

Augsburg, den 08.02.2022

Nachtrag 1 zum MV H1-046, Unterschrift vom 28.07.2022, Erweiterung Mietflächen Halle 1plus, Bürgermeister-Wegele-Str. 12, 86167 Augsburg

Sehr geehrter Herr Ling Ting Ming,

Anbei übersende ich Ihnen den Nachtrag zu oben genanntem Mietvertrag in doppelter Ausführung. Die gebundene Fassung ist für Sie. Bitte schicken Sie uns die ungebundene Fassung unterschrieben zurück.

Für Rückfragen stehen ich Ihnen gerne zur Verfügung.

Mit freundlichen Grüßen

/s/ Henning Schleeff
Henning Schleeff
Immobilienmanagement & Mieterbetreuung
Keller & Hosp AG

Keller & Hosp AG
Am Mittleren Moos 53 | 86167 Augsburg	Vorstand: Max Keller	Bankverbindung: Stadtsparkasse Augsburg
Telefon 0821 56747-100 | Telefax 0821 56747-199	Vorsitzender des Aufsichtsrats: Dr. Peter Albrecht	IBAN: DE94 7205 0000 0251 1658 33
empfang@forumH4.de | www.kellerhosp.de	Registergericht: Augsburg HRB 2025	BIC: AUGSDE77XXX | UST-IdNr.: DE 127463386

Nachtrag zum Mietvertrag Objekt „Halle 1plus”

Seite 1

NACHTRAG NR. 01

ZUM MIETVERTRAG VOM 28.07.2022

HAUPTVERTRAG)

Nr. FH4-I-046

über

GEWERBEFLÄCHEN UND -RÄUME

zwischen der

Keller & Hosp AG

Am Mittleren Moos 53

86167 Augsburg

UID-Nr.: DE 127463386

vertreten durch den einzelvertretungsberechtigten

Vorstand Max Keller

- nachfolgend “Vermieter” genannt-

und der

Otsaw Swisslog Healthcare Robotics GmbH

Bürgermeister-Wegele-Str. 12

86167 Augsburg

UID-Nr. DE 348373027

Handelsregister-Nr. HRB 37959 beim Amtsgericht Augsburg

vertreten durch den einzelvertretungsberechtigten

Geschäftsführer Ling Ting Ming

-nachfolgend “Mieter” genannt-

wird folgender Nachtrag zum Hauptvertrag geschlossen:

Inhaltsverzeichnis

§	1	Mietgegenstand

§	2	Mietzeit, Übergabe

§	3	Mietzins, Betriebskosten

§	4	Mietsicherheit

§	5	Schlussbestimmungen

§	6	Vertragsbestandteile

Präambel

Der Mieter will zusätzlich zu den bereits im Hauptvertrag angemieteten Flächen weitere Flächen unter nachfolgenden Bedingungen anmieten:

§ 1

Mietgegenstand

1

Zusätzlich zu den bisherigen Flächen werden die in der Anlage 1a in rot markierten Flächen Mietgegenstand, insgesamt ca. 615,5 m² zur Nutzung als Gewerbeflächen:

Es handelt sich hierbei im Objekt,,Halle 1plus”, “, Bürgermeister-Wegele-Str. 12 in 86167 Augsburg, Flurstück-1700/3 der Gemarkung Lechhausen (Grundbuch des Amtsgerichts Augsburg) um folgende Räumlichkeiten (Anlage 1a):

Nachtrag zum Mietvertrag Objekt „Halle 1plus”

Seite 2

„Halle”

Halle Ost-West	Ca. 505 m² als Gewerbefläche

„Büro”

Halle Ost EG	Ca. 110,5 m² als Büronutzung

2	Zusätzlich zu den bisherigen Parkplätzen werden die in der Anlage 1b in rot markierten Parkplätze Mietgegenstand.

5 Pkw-Stellplätze (kostenpflichtig siehe § 3.1.) auf der als Parkplatz ausgewiesenen Freifläche (Anlage 1b) mit den Nummern 64-65, 140-142. Diese Pkw-Stellplätze werden vom Vermieter in Abstimmung mit dem Mieter mit Schildern und/oder Bodenmarkierung separat zur ausschließlichen Nutzung durch den Mieter gekennzeichnet.

Der Vermieter übernimmt keine Garantie dafür, dass diese Plätze frei von Fremdparkern sind. Die als „Besucherparkplatz” ausgewiesenen Flächen dürfen nur von Besuchern und vor allem Kunden der Mietergemeinschaft genutzt werden. Das Dauerparken und Abstellen von nicht zugelassenen Kraftfahrzeugen ist untersagt.

3	Der Mietgegenstand des Hauptvertrag MV H1-046, Unterschrift vom 28.07.2022, „Halle Ost-West, Tor 5”, ca. 125 m² (§1 Nr.1) ist nichtmehr Teil des Mietvertrages. Übergabe und Mietzins zum 01.04.2023 entfallen mit Unterschrift dieses Vertrages.

§ 2

Mietzeit, Übergabe

1	Die Übergabe des zusätzlichen Mietgegenstandes aus § 1.1 dieses Nachtrags findet voraussichtlich am 01.03.2023 statt

2	Die Übergabe der zusätzlichen Parkplätze aus § 1.2 findet voraussichtlich am 01.03.2023 statt.

3	Das Mietverhältnis laut Hauptvertrag MV H1-046, Unterschrift vom 28.07.2022, begann am 01.08.2022. Die Mietzeit dieses Nachtrages beginnt am 01.03.2023. Beide Verträge enden einheitlich, nach derzeitigen Konditionen, zum 31.07.2027. Für die revolvierende Verlängerung, sowie für die Kündigungsfrist, gilt einheitlich § 3.2 des Hauptvertrages MV H1-046.

Nachtrag zum Mietvertrag Objekt „Halle 1plus”

Seite 3

§3

Mietzins, Betriebskosten

Es wird vereinbart das der Mieter für den Zeitraum vom 01.03.2023 - 30.04.2023 lediglich die Betriebskosten für den Mietgegenstand gemäß § 1.1 dieses Vertrages übernimmt. Ab dem 01.05.2023 ist der volle Mietzins zu entrichten.

1 Der monatliche Mietzins beträgt ab dem 01.03.2023 für die gesamten Flächen:

a) die Büros	€967,20
b) die Hallen	€-
c) die Parkplätze	€96,00
Zwischensumme Gesamt-Netto-Kalt-Mietzins (mtl.)	€1.063,20

Vorauszahlung für Betriebskosten gem. § 4.7. und § 4.8.des Hauptvertrages
a) die Büros	€651,20
b) die Hallen	€1.515,00
Zwischensumme Vorauszahlungen	€2.166,20
Zwischensumme Gesamt-Netto-(Warm)-Mietzins (mtl.)	€3.229,40
Umsatzsteuer (derzeit 19%)	€613,59
Brutto-Gesamt-Mietzins (mtl.)	€3.842,99
Der monatliche Mietzins beträgt ab dem 01.05.2023 für die gesamten Flächen:

a) die Büros	€2.116,40
b) die Hallen	€3.989,50
c) die Parkplätze	€256,00
Zwischensumme Gesamt-Netto-Kalt-Mietzins (mtl.)	€6.391,90

Vorauszahlung für Betriebskosten gem. § 4.7. und § 4.8.des Hauptvertrages
a) die Büros	€651,20
b) die Hallen	€1515,00
Zwischensumme Vorauszahlungen	€2.166,20

Zwischensumme Gesamt-Netto-(Warm)-Mietzins (mtl.)	€8.528,10
Umsatzsteuer (derzeit 19%)	€1.620,34
Brutto-Gesamt-Mietzins (mtl.)	€10.148,44

2	Der Mietzins ist spätestens am 3. Werktag eines jedes Monats an den Vermieter oder an die von ihm zur Entgegennahme ermächtigte Person oder Stelle, auf das derzeit bestehende Konto bei der Oberbank Bayern, IBAN: DE47 7012 0700 1501 1282 58 BIC: OBKLDEMX, porto- und spesenfrei im Voraus zu zahlen. Für die Rechtzeitigkeit der Zahlung kommt es nicht auf die Absendung, sondern auf den Eingang des Geldes an. Der Mietzins wird auch bei Nichtbezug der Mietsache jeweils zur Zahlung fällig.

§4

Mietsicherheit

1	§ 5.3 des Hauptvertrages wird folgendermaßen abgeändert:

Der Mieter schuldet dem Vermieter spätestens vier Wochen nach Vertragsunterschrift dieses Nachtrages eine Gesamtkaution in Höhe von ca. 4 (in Worten: vier) Monatsbruttowarmmieten, derzeit in Höhe von € 40.500.- (in Worten: vierzigtausendfünfhundert EURO). Die Gesamtkaution ist auf das bestehende Konto bei der Oberbank Bayern, IBAN DE07 71012 0700 1501 1710 76 zu entrichten. Derzeit befinden sich auf diesem Konto €6.400.- (in Worten: sechstausendvierhundert EURO). Dementsprechend ist dieses Konto seitens des Mieters um €34.100.- (in Worten: vierunddreißigtausendeinhundert EURO) aufzustocken.

Nachtrag zum Mietvertrag Objekt „Halle 1plus”

Seite 4

Der Vermieter ist nicht zur Verzinsung verpflichtet, aber berechtigt. Etwaige Zinsen erhöhen die Mietsicherheit.

§ 5

Schlussbestimmungen

1	Zur Wahrung des Schriftform- und des Inbezugnahme-Erfordernisses bei Nachträgen vereinbaren die Parteien:

Dieser Nachtrag bezieht sich auf den

Mietvertrag FH4-1-046 vom 28.07.2022 welcher aus den Mietvertragsseiten 1 bis einschließlich 17 und allen nachfolgend aufgeführten Vertragsbestandteilen besteht:

Anlage 1a:	Lage- und Gebäudeplan
Anlage 1b:	Parkplatzplan Parkhaus
Anlage 2:	Aufstellung der Betriebskosten (Betriebskostenkatalog) gemäß § 2 der Betriebskostenverordnung
Anlage 3:	Übergabeprotokoll
Anlage 4:	DIS-Schiedsgerichtsordnung 1998 samt Anlage und die “Ergänzenden Regeln für Beschleunigte Verfahren”
Anlage 5:	Richtlinie zur Berechnung der Mietfläche für gewerblichen Raum (MF-G)
Anlage 6:	Hausordnung

Sowie mit beigefügt Übergabeprotokoll vom 01.08.2022

Alle hier nicht aufgezählten Inhalte werden hiermit ausdrücklich aufgehoben.

Die Bestimmungen dieses Nachtrages treten an die Stelle aller bisher zwischen den Parteien abgeschlossenen Verträge und etwaigen Nachträge, soweit sie vom bisherigen Mietvertrag abweichen. Im Übrigen gilt der Mietvertrag samt allen etwaigen Nachträgen unverändert fort.

2	Erfüllungsort aus diesem Vertrag ist - soweit gesetzlich zulässig - Augsburg.

3	Mündliche Nebenabreden wurden nicht getroffen. Für sämtliche nachträglichen Veränderungen und Ergänzungen sowie für Mitteilungen und Erklärungen wird die Schriftform vereinbart. Die Schriftform kann wiederum nur schriftlich durch gegenseitigen Vertrag aufgehoben werden.

4	Willenserklärungen des Mieters sind nur gegenüber dem Vermieter zu erklären, sofern in diesem Vertrag nichts anderes bestimmt ist.

5	Den Parteien sind die besonderen gesetzlichen Schriftformerfordernisse der §§ 578, 550, 126 BGB bekannt. Sie verpflichten sich gegenseitig, auf jederzeitiges Verlangen einer Partei alle Handlungen vorzunehmen und Erklärungen abzugeben, die erforderlich sind, um den gesetzlichen Schriftformerfordernissen, insbesondere neben dem Ursprungs-/Hauptvertrag auch im Zusammenhang mit dem Abschluss von Nachtrags-, Änderungs- und Ergänzungsverträgen Genüge zu tun und bis zu diesem Zeitpunkt den Mietvertrag nicht unter Berufung auf die Nichteinhaltung der gesetzlichen Schriftform vorzeitig zu kündigen.

Nachtrag zum Mietvertrag Objekt „Halle 1plus”

Seite 5

6	Sollten einzelne Regelungen dieses Vertrages nichtig, unwirksam, undurchführbar oder ungewollt lückenhaft sein, bleiben die übrigen Vertragsbestimmungen davon unberührt. Anstelle der unzulänglichen Regelung gilt eine wirksame, durchführbare und nicht ungewollt lückenhafte Regelung, die auch rückwirkend gelten soll und – insbesondere in wirtschaftlicher Hinsicht – in ihren Wirkungen, soweit dies rechtlich zulässig ist, möglichst weitgehend dem mit der unzulänglichen Regelung Beabsichtigten entspricht, nämlich dem, was die Vertragsschließenden gewollt haben oder nach dem Sinn und Zweck des Vertrages gewollt hätten, falls sie den Punkt bedacht hätten.

§ 6

Vertragsbestandteile

Dieser Vertrag besteht aus den Seiten 1 bis einschließlich 5 und allen nachfolgend aufgeführten Vertragsbestandteilen:

Anlage 1a:	Lage- und Gebäudeplan

Anlage 1b:	Lageplan Parkparkplatz

Alle Bestimmungen dieses Vertrages wurden eingehend geprüft, besprochen und ggf. entsprechend individuell ausgehandelt!

Die Vertragsparteien bestätigen, dass sie jeweils einen von allen Parteien unterzeichneten mit allen obigen Anlagen versehenen Mietvertrag erhalten haben.

Augsburg, den 08.02.23	Augsburg, den 17.02.2023

/s/ Max Keller	/s/ Ling Ting Ming
Vorstand Max Keller	Geschäftsführer Ling Ting Ming
Keller & Hosp AG	Otsaw Swisslog Healthcare Robotics GmbH
Vermieter	Mieter

Nachtrag zum Mietvertrag Objekt “Halle 1plus”

Seite 6

Anlage 1a)

Büro

Halle

Kallar & Hosp AG

Gewerbeimmobilien

Nachtrag zum Mietvertrag Objekt ,,Halle 1plus”

Seite 7

Anlage 1b)

Lageplan Parkplatz

English Translation

Keller & Hosp AG | Am Mittleren Moos 53 | 86167 Augsburg

Otsaw Swisslog Healthcare Robotics GmbH

Attention: Stefan Senser

Bürgermeister-Wegele-Straße 12

86167 Augsburg

Augsburg, February 8, 2022

Addendum 1 to MV H1-046, signature dated July 28, 2022, Expansion of Rental Space Hall 1plus, Bürgermeister-Wegele-Straße 12, 86167 Augsburg

Dear Mr. Ling Ting Ming,

I am enclosing the addendum to the above-mentioned rental agreement in duplicate. The bound version is for your convenience. Please return the unbound, signed version to us.

If you have any questions, please do not hesitate to contact me.

Sincerely,

/s/ Henning Schleff
Henning Schleff
Property Management & Tenant Relations
Keller & Hosp AG

English Translation

Addendum to the rental agreement for the “Halle 1plus” property

ADDENDUM NO. 01

TO THE RENTAL AGREEMENT OF

07/28/2022 MAIN AGREEMENT)

No. FH4-I-046

above

COMMERCIAL AREAS AND SPACES

between the

Keller & Hosp AG Am

Mittleren Moos 53 86167

Augsburg UID no.:

DE 127463386 represented

by the managing director Max Keller, who has sole

power of representation

- hereinafter referred to as “landlord”.

and the

Otsaw Swisslog Healthcare Robotics GmbH Mayor-

Wegele-Str. 12 86167 Augsburg UID no. UK

348373027

Commercial register no. HRB 37959 at the district court of Augsburg represented by the managing director Ling Ting Ming, who has sole power of representation

- hereinafter referred to as “Tenant”.

the following addendum to the main contract is concluded:

Table of contents

§ 1 Rental Item

handover period,

3 Rent, operating costs

§ 4 Rental Security

§ 5 Final Provisions

§ 6 Contract

Components

English Translation

Addendum to the rental agreement for the “Halle 1plus” property preamble

In addition to the areas already rented in the main contract, the tenant wants to rent further areas under the following conditions:

§ 1

rental item

1 In addition to the previous areas, the areas marked in red in Appendix 1a

Rental property, a total of approx. 615.5 m² for use as commercial space:

This is in the object “Halle 1plus”, “Bürger-Wegele-Str. 12 in 86167 Augsburg, parcel 1700/3 of the Lechhausen district (land register of the district court of Augsburg) with the following premises (Annex 1a):

“Hall”

Hall east-west	Approx. 505 m² as commercial space

“Office”

Hall east ground floor	Approx. 110.5 m² as office use

2 In addition to the previous parking spaces, the parking spaces marked in red in Appendix 1b will be rented.

5 car parking spaces (for a fee, see § 3.1.) in the open space designated as a parking lot (Annex 1b) with the numbers 64-65,140-142. These car parking spaces are marked separately by the lessor in consultation with the lessee with signs and/or floor markings for exclusive use by the lessee.

The landlord does not guarantee that these spaces are free of third-party parkers. The areas designated as “visitors’ parking” may only be used by visitors and, above all, customers of the tenant community. Long-term parking and parking of non-registered motor vehicles is prohibited.

3 The rental object of the main contract MV H1-046, signature dated July 28, 2022, “Hall East West, Gate 5”, approx. 125 m² (§1 No.1) is no longer part of the rental contract. Handover and rent on April 1st, 2023 are canceled with the signing of this contract.

§ 2

Rental period, handover

1 The handover of the additional rental item from § 1.1 of this addendum takes place expected to take place on March 1st, 2023

2 The handover of the additional parking spaces from § 1.2 is expected to take place on March 1st, 2023.

3 The tenancy according to the main contract MV H1-046, signature of 07/28/2022, began on 08/01/2022. The rental period of this addendum begins on March 1st, 2023. Both contracts end uniformly, according to the current conditions, on July 31, 2027. Section 3.2 of the main contract MV H1-046 applies uniformly to the revolving extension and to the period of notice.

English Translation

Addendum to the rental agreement for the “Halle 1plus” property

§ 3

rent, operating costs

It is agreed that the tenant for the period from 03/01/2023 - 04/30/2023 only pays the operating costs for the rental object in accordance with § 1.1 of this contract. From May 1st, 2023 the full rent has to be paid.

1 The monthly rent from March 1st, 2023 for the entire area is: _____________

a) the offices		€967.20
b) the halls c)		-
the parking spaces	€	€ 96.00 €
Subtotal total net cold rent (monthly)		1,063.20

Advance payment for operating costs according to § 4.7. and § 4.8. of the main contract a) the offices b) the halls subtotal advance payments		€651.20 €
		1,515.00 € 2,166.20

Subtotal total net (warm) rent (monthly)		€3,229.40 €613.59
VAT (currently 19%)		€3,842.99
Gross total rent (monthly)

The monthly rent from May 1st, 2023 for the entire area is: _____________

a) the offices		€2,116.40
b) the halls c)		€3,989.50 €256.00
the parking spaces		€6,391.90
Subtotal total net cold rent (monthly)

Advance payment for operating costs according to § 4.7. and § 4.8. of the main contract a) the offices b) the halls subtotal advance payments		€651.20
		€1515.00
		€2,166.20

Subtotal total net (warm) rent (monthly)		€8,528.10
VAT (currently 19%)		€1,620.34
Gross total rent (monthly)		€10,148.44

2 The rent is payable no later than the 3rd working day of each month to the landlord or to the person or agency authorized by him to receive it, to the current account at Oberbank Bayern, IBAN: DE47 7012 0700 1501 1282 58 BIC: OBKLDEMX, postage - and to be paid in advance free of charges. The timeliness of the payment depends not on the dispatch but on the receipt of the money. The rent is also due for payment if the rented item is not used and also for the duration of the non-use of the rented item.

§ 4

rental security

1 § 5.3 of the main contract is amended as follows:

The tenant owes the landlord a total deposit of approx. 4 (in words: four) monthly gross rent including heating, currently amounting to € 40,500 (in words: forty thousand five hundred euros ), no later than four weeks after signing this addendum. The total deposit is to the existing account at Oberbank Bayern, IBAN DE07 71012

Addendum to the rental agreement for the “Halle 1plus” property

0700 1501 1710 76 to be paid. This account currently contains € 6,400 (in words: six thousand four hundred euros). Accordingly, this account must be topped up by the tenant by €34,100 (in words: thirty-four thousand one hundred euros).

The landlord is not obliged to pay interest, but is entitled to it. Any interest increases the rental security.

English Translation

§ 5

Final Provisions

1	Agree to comply with the written form requirement and the requirement for reference to supplements the parties:

This addendum relates to the

Rental contract FH4-1-046 from 28.07.2022, which consists of rental contract pages 1 to 17 inclusive and all contract components listed below:

Appendix 1a:	Site and building plan

Appendix 1b:	Parking plan parking garage

Attachment 2:	List of operating costs (operating cost catalog) according to § 2 of the Operating Costs Ordinance

Attachment 3:	handover protocol

Attachment 4:	DIS Arbitration Rules 1998 including Annex and the “Supplementary Rules for Expedited Procedures”

Attachment 5:	Guideline for calculating the rental space for commercial space (MF-G)

Attachment 6:	House rule

As well as with the handover protocol from 01.08.2022

All content not listed here is hereby expressly revoked.

The provisions of this supplement replace all contracts previously concluded between the parties and any supplements, insofar as they deviate from the previous rental agreement. For the rest, the rental agreement, including any supplements, continues to apply unchanged.

2	Place of performance from this contract is - to the extent permitted by law - Augsburg.

3	Oral subsidiary agreements were not made. Written form is agreed for all subsequent changes and additions as well as for notifications and declarations. The written form can only be waived in writing by mutual contract.

4	Declarations of intent by the lessee are only to be made to the lessor if this nothing else is stipulated in the contract.

5	The parties are aware of the special legal written form requirements of §§ 578, 550, 126 BGB. They mutually undertake to take all actions and make declarations that are necessary to comply with the legal written form requirements, in particular in addition to the original/main contract, also in connection with the conclusion of supplementary, amendment and supplementary contracts, if one of the parties so requests at any time and not to prematurely terminate the rental agreement up to this point in time by citing non-compliance with the statutory written form.

English Translation

Addendum to the rental agreement for the “Halle 1plus” property

6	Should Individual provisions of this contract be void, ineffective, unenforceable or unintentionally incomplete, the remaining contractual provisions shall remain unaffected. Instead of the Inadequate regulation, an effective, practicable and not unintentionally incomplete regulation appies, which should also apply retrospectively and - in particular from an economic point of view - in its effects, insofar as this is legally permissible, corresponds as far as possible to the intended purpose of the inadequate regulation, namely that, what the contracting parties wanted or would have wanted according to the spirit and purpose of the contract if they had considered the point.

§ 6

parts of the contract

This Agreement consists of pages 1 to 5 inclusive and all Iisted below

Contract components:

Appendix 1a: Site and building plan

Appendix 1b: Map of the parking lot

All provisions of this contract have been thoroughly checked, discussed and, If necessary, Individually negotiated!

The contracting parties confirm that they have each received a rental agreement signed by all parties and including all of the above annexes.

Augsburg, the	Augsburg, the

CEO Max Keller	Managing Director Ling Ting Ming
Keller & Hosp AG	Otsaw Swisslog Healthcare Robotics GmbH
Landlord	Renter

English Translation

Addendum to the rental agreement for the “Halle 1plus” property

Appendix 1a)

Office

Hall

English Translation

Addendum to the rental agreement for the “Halle 1plus” property

Appendix 1b)

Parking lot map